   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 27, 1996

                                                    REGISTRATION NO. 33-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                             ASA INTERNATIONAL LTD.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                             02-0398205
- -------------------------------                              -------------------
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

10 SPEEN STREET, FRAMINGHAM, MASSACHUSETTS                           01701
- ------------------------------------------                         --------
 (Address of Principal Executive Offices)                          Zip Code


                             ASA INTERNATIONAL LTD.

                             1986 STOCK OPTION PLAN
                             1988 STOCK OPTION PLAN
                             1993 STOCK OPTION PLAN
                             1995 STOCK OPTION PLAN
                                      AND
               CERTAIN INDIVIDUALLY NEGOTIATED COMPENSATION PLANS
                            -------------------------
                            (Full Title of the Plans)


                               ALFRED C. ANGELONE
                             CHIEF EXECUTIVE OFFICER
                                 10 SPEEN STREET
                         FRAMINGHAM, MASSACHUSETTS 01701
                                 (508) 626-9010
            ---------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
                             PAUL D. BROUDE, ESQUIRE
                            MARK J. TARALLO, ESQUIRE
                           O'CONNOR, BROUDE & ARONSON
                          950 WINTER STREET, SUITE 2300
                          WALTHAM, MASSACHUSETTS 02154
                                 (617) 890-6600

                                   CALCULATION OF REGISTRATION FEE

                                       1986 STOCK OPTION PLAN

- ----------------------------------------------------------------------------------------------------
Title of Each Class         Amount to be        Proposed          Proposed              Amount of
of Securities to be         Registered(1)       Maximum           Maximum               Registration
Registered                                      Offering Price    Aggregate             Fee
                                                per Share(2)      Offering Price(2)
- ----------------------------------------------------------------------------------------------------
Common Stock,                   2,942               $0.88           $ 2,588.96            $ 0.89
$.01 par value
- ----------------------------------------------------------------------------------------------------
Common Stock,                   5,685               $0.89           $ 5,059.65            $ 1.74
$.01 par value
- ----------------------------------------------------------------------------------------------------
Common Stock,                     825               $0.92           $   759.00            $ 0.26
$.01 par value
- ----------------------------------------------------------------------------------------------------
Common Stock,                   5,817               $1.06           $ 6,166.02            $ 2.12
$.01 par value
- ----------------------------------------------------------------------------------------------------
Common Stock,                   7,000               $1.44           $10,080.00            $ 3.48
$.01 par value
- ----------------------------------------------------------------------------------------------------
Common Stock,                  20,000               $1.56           $31,200.00            $10.76
$.01 par value
- ----------------------------------------------------------------------------------------------------
Common Stock,                  25,000               $1.75           $43,750.00            $15.09
$.01 par value
- ----------------------------------------------------------------------------------------------------
Common Stock,                   6,558               $2.63           $17,247.54            $ 5.94
$.01 par value
- ----------------------------------------------------------------------------------------------------


                                       1988 STOCK OPTION PLAN

- ----------------------------------------------------------------------------------------------------
Title of Each Class         Amount to be        Proposed          Proposed              Amount of
of Securities to be         Registered(1)       Maximum           Maximum               Registration
Registered                                      Offering Price    Aggregate             Fee
                                                per Share(2)      Offering Price(2)
- ----------------------------------------------------------------------------------------------------
Common Stock,                  1,000                $1.19           $1,190.00             $0.41
$.01 par value
- ----------------------------------------------------------------------------------------------------

                                              1993 PLAN

- ----------------------------------------------------------------------------------------------------
Title of Each Class         Amount to be        Proposed          Proposed              Amount of
of Securities to be         Registered(1)       Maximum           Maximum               Registration
Registered                                      Offering Price    Aggregate             Fee
                                                per Share(2)      Offering Price(2)
- ----------------------------------------------------------------------------------------------------
Common Stock,                  200,000              $1.44           $288,000.00           $99.31
$.01 par value
- ----------------------------------------------------------------------------------------------------
Common Stock,                  100,000              $1.47           $147,000.00           $50.69
$.01 par value
- ----------------------------------------------------------------------------------------------------
Common Stock,                   20,000              $2.66           $ 53,200.00           $18.34
$.01 par value
- ----------------------------------------------------------------------------------------------------
Common Stock,                    1,000              $1.57           $  1,570.00           $ 0.54
$.01 par value
- ----------------------------------------------------------------------------------------------------

                            STOCK OPTIONS EXERCISED - STOCK OPTION PLANS

- ----------------------------------------------------------------------------------------------------
Title of Each Class         Amount to be        Proposed          Proposed              Amount of
of Securities to be         Registered(1)       Maximum           Maximum               Registration
Registered                                      Offering Price    Aggregate             Fee
                                                per Share(2)      Offering Price(2)
- ----------------------------------------------------------------------------------------------------
Common Stock,                  85,516               $0.89           $76,109.24            $26.24
$.01 par value
- ----------------------------------------------------------------------------------------------------
Common Stock,                       1               $1.56           $     1.56            $ 0.00
$.01 par value
- ----------------------------------------------------------------------------------------------------
Common Stock,                     638               $1.06           $   676.28            $ 0.23
$.01 par value
- ----------------------------------------------------------------------------------------------------
Common Stock,                     394               $2.63           $ 1,036.22            $ 0.36
$.01 par value
- ----------------------------------------------------------------------------------------------------
Common Stock,                     458               $0.88           $   403.04            $ 0.14
$.01 par value
- ----------------------------------------------------------------------------------------------------
Common Stock,                     470               $3.91           $ 1,837.70            $ 0.63
$.01 par value
- ----------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------
Common Stock,                      50               $0.92            $     46.00           $ 0.02
$.01 par value
- ----------------------------------------------------------------------------------------------------
Common Stock,                  23,998               $9.375           $224,981.25           $77.58
$.01 par value
- ----------------------------------------------------------------------------------------------------
Common Stock,                   3,000               $1.07            $  3,210.00           $ 1.11
$.01 par value
- ----------------------------------------------------------------------------------------------------
Common Stock,                   2,000               $1.57            $  3,140.00           $ 1.08
$.01 par value
- ----------------------------------------------------------------------------------------------------
Common Stock,                  23,500               $1.44            $ 33,840.00           $11.67
$.01 par value
- ----------------------------------------------------------------------------------------------------


                                                            TOTAL

- -----------------------------------------------------------------------------------------------------------------------------
                                                     Proposed Maximum           Proposed Maximum
   Title of Securities           Amount to be       Offering Price Per         Aggregate Offering             Amount of
    to be Registered             Registered(1)           Share(2)                   Price(2)             Registration Fee(3)
- -----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value per share
(the "Common Stock")..........    1,191,477             $ 9.375                   $1,772,773.39             $611.30

- -----------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to stock splits or similar transactions.

(2) The offering price for shares subject to options outstanding on the date hereof is the actual exercise price of such options. The offering price for options exercised as of the date hereof is the exercise price of such options.

(3) The total Registration Fee includes $215.93 payable in respect of 435,625 shares reserved under the 1988 Stock Option Plan, the 1993 Stock Option Plan and the 1995 Stock Option Plan that have not been made subject to options, plus $67.51 payable in respect of 220,000 shares reserved for issuance pursuant to individually negotiated compensation plans at an exercise price of $0.89 per share. The offering price for shares not subject to options on the date hereof has been estimated solely for the purpose of determining the registration fee pursuant to Regulation C, Rule 457(h) on the basis of the average of the high and low prices of the Company's Common Stock, as reported in the consolidated reporting system of the NASDAQ SmallCap Market on September 25, 1996 as $1.4375.

PROSPECTUS

                             ASA INTERNATIONAL LTD.

                        1,191,477 SHARES OF COMMON STOCK,
                            $.01 PAR VALUE PER SHARE

         This Prospectus relates to 1,191,477 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of ASA International Ltd., a Delaware corporation (the "Company"), issued or reserved for issuance pursuant to the granting of options under the Company's 1986 Stock Option Plan (the "1986 Plan"), 1988 Stock Option Plan (the "1988 Plan"), 1993 Stock Option Plan (the "1993 Plan"), 1995 Stock Option Plan (the "1995 Plan"), and certain individually negotiated compensation plans, and for reoffer or resale from time to time by the selling stockholders (the "Selling Stockholders"). See "Selling Stockholders." Collectively, the 1986 Plan, the 1988 Plan, the 1993 Plan and the l995 Plan are sometimes referred to as the "Stock Option Plans." The Registration Statement of which this Prospectus is a part also registers shares of Common Stock that may be sold by employees of the Company who purchased such Common Stock upon the exercise of options granted under the Stock Option Plans.

         This offering (the "Offering") is not being underwritten. The Shares being offered hereunder may be sold by the Selling Stockholders and/or their registered representatives from time to time at prices to be determined at the time of such sales. See "Plan of Distribution." The Company will not receive any proceeds of any sale of the Common Stock made by the Selling Stockholders. The Company will receive the exercise price upon the exercise of any options granted pursuant to the Stock Option Plans. See "Use of Proceeds."

         The sale of the Shares being offered hereby, when made, will be made through customary brokerage channels either through broker-dealers acting as agents or brokers for the Selling Stockholders or through broker-dealers acting as principals who may then resell the Shares on The NASDAQ SmallCap Market ("NSCM") or otherwise, or by private sales on NSCM or otherwise, at negotiated prices related to prevailing market prices at the time of the sales, or by a combination of such methods of offering. Thus, the distribution of such Shares may occur over an extended period of time. The Selling Stockholders may effect these transactions by selling Shares to or through broker-dealers or by pledges of the Shares to broker-dealers who may, from time to time, themselves effect distributions of the Shares in their capacity as broker-dealers. See "Plan of Distribution."

         The Selling Stockholders and any broker-dealer who acts in connection with the sale of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and any commission received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Stockholders will pay or assume brokerage commissions or underwriting discounts incurred in connection with the sale of their Shares, which commissions or discounts will not be paid or assumed by the Company. See "Plan of Distribution."

         The Company's Common Stock is traded on NSCM under the symbol "ASAA". The shares of Common Stock to be offered for sale pursuant to this Prospectus may be offered for sale on NSCM or in privately negotiated transactions. On September 26, 1996, the closing bid price of the Company's Common Stock on NSCM was $1.375 per share.

                               ------------------

         THE SECURITIES OFFERED HEREBY INVOLVE CERTAIN RISKS TO THE PURCHASERS OF SUCH SECURITIES. SEE "RISK FACTORS."

                               ------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

               THE DATE OF THIS PROSPECTUS IS SEPTEMBER 27, 1996.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copies thereof may be obtained, at prescribed rates, at the public reference facilities maintained by the Commission at the Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

         The Company's Common Stock is listed for trading on NSCM. Reports and other information concerning the Company can be inspected at the offices of The NASDAQ Stock Market located at 1735 K Street, N.W. Washington, D.C. 20006.

         The Company has filed a Registration Statement on Form S-8 under the Securities Act covering the Common Stock included in this Prospectus. This Prospectus does not contain all the information set forth in or annexed as exhibits to the Registration Statement filed by the Company with the Commission and reference is made to such Registration Statement and the exhibits thereto for the complete text thereof. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as part thereof, copies of which may be obtained at prescribed rates upon request to the Commission in Washington, D.C. Any statements contained herein concerning the provisions of any documents are not necessarily complete, and, in each instance, such statements are qualified in their entirety by reference to such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.

         NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY THE SELLING STOCKHOLDERS TO SELL ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL FOR THE SELLING STOCKHOLDERS TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 are not required to be filed with the Securities and Exchange Commission as part of this Registration Statement on Form S-8. Such documents and the documents incorporated by reference in this Registration Statement on Form S-8 pursuant to Item 3 of Part II hereof, as described below, taken together, constitute a prospectus (the "Section 10(a) Prospectus") that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which have been previously filed by the Company with the Commission under the Exchange Act, are incorporated by reference in this Prospectus:

         (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1995 ("Fiscal 1995");

         (2) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996;

         (3) Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996;

         (4)      Proxy Statement, dated April 15, 1996;

         (5)      Current Report on Form 8-K dated September 20, 1996; and

         (6) Description of the Company's Common Stock in the Company's Form S-18 Registration Statement, declared effective on June 25, 1986.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Offering described herein shall be deemed to be incorporated by reference into this Prospectus from the respective dates those documents are filed.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

         The Company will provide, without charge, to each person who receives this Prospectus, upon the written or oral request of any such person, a copy of any or all of the documents which have been incorporated herein by reference, and the documents constituting a part of the Section 10(a) Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference). Requests should be directed to MaryAnn Bishop at the Company's address or telephone number set forth below.

                                   THE COMPANY

THE BUSINESS

         ASA International Ltd. (the "Registrant" or the "Company") provides networked automation systems and ongoing monthly support to approximately 950 businesses in the United States and Canada. The Company designs and develops proprietary enterprise and point solution software for the electronic time and labor recording market, for catalog direct marketers, and for the legal, international trade, and tire dealer markets. The Company installs this software on a variety of computers and networks, including Digital Equipment Corporation ("DEC"), IBM Corporation ("IBM"), Hewlett Packard ("HP"), and Unix/Open Systems hardware platforms and provides implementation, training, and long-term software and hardware support to its clients.

         The Company is comprised of five operating groups and a corporate services group. The International Trade and Transportation Systems Group provides integrated hardware and software solutions to customs house brokers, freight forwarders, and other companies involved in international trade. The Company believes it is now the leading supplier of computer solutions to customs house brokers and freight forwarders in the United States. The Company's Business Systems Group provides electronic time recording solutions for payroll and pay rules for companies of over 500 employees and over $10 million in sales. The Tire Systems Group provides integrated hardware and software solutions to independent tire dealers, wholesalers, and retreaders. The Legal Systems Group provides integrated accounting and practice management solutions to law firms. The Direct Marketing Systems Group, acquired in August 1993, specializes in delivering turnkey management systems to consumer and business direct marketing firms.

         The Company, founded in 1969, was organized as a Massachusetts corporation on December 15, 1982 and was reincorporated as a Delaware corporation on May 5, 1986. As used in this Prospectus, the term "Company" includes ASA International Ltd. and its two wholly-owned subsidiaries, ASA Properties, Inc. ("Properties") and ASA International Ventures, Inc. ("Ventures"). In 1995, two wholly-owned subsidiaries, ASA Incorporated ("ASA Inc.") and ASA Legal Systems Company, Inc. ("Legal"), were merged into their parent corporation, ASA International Ltd.

         The Company's consulting and general business systems operations began in 1969 under the direction of the Company's founder and Chief Executive Officer, Alfred C. Angelone. The Company is a Value-Added Reseller for Digital, and its International Trade and Transportation Systems, Business Systems, and Direct Marketing Systems Group are IBM Authorized Industry Remarketers for the international trade, data collection, and catalog direct marketing industry segments.

         Except as set forth above, during the past year, there have been no bankruptcy proceedings, receivership, or similar proceedings with respect to the Company, nor has there been any merger or consolidation of the Company, and there has been no disposition of any material amount of the Company's assets.

         The Company's principal offices are located at 10 Speen Street, Framingham, Massachusetts, 01701. Its telephone number is (508) 626-2727.

                                  RISK FACTORS

         The Common Stock offered hereby involves a high degree of risk. In addition to the information in this Prospectus, the following information should be considered carefully by potential purchasers in evaluating the Company, its business and the securities offered hereby.

         FLUCTUATIONS IN EARNINGS. While the gross revenues of the Company have increased over the last three years, the Company has not been able to maintain consistent earnings growth. Although the Company has operated profitably on a yearly basis during the last three years, the Company has not operated on a profitable basis in each quarter. No assurance can be given that the Company will be able to increase earnings in the future on a consistent basis, or will continue to operate profitably in the future.

         COMPETITION. Competition is substantial for the Company's products and services. Competitors in the United States and elsewhere are numerous and many of these companies have substantially greater research and development, marketing, financial and human resources than the Company. Such companies may succeed in developing new or enhanced products or services that are more effective than any that may be developed by the Company, and such companies may also prove to be more successful than the Company in marketing such products or services.

         TECHNOLOGICAL CHANGE. The business computer systems market in which the Company competes has undergone and can be expected to continue to undergo rapid and significant technological change. No assurance can be given that technological developments will not render the Company's technology or products incorporating such technology either uneconomical or obsolete.

         DEPENDENCE ON KEY PERSONNEL. The Company's future success depends on the continued contributions of certain key management personnel. The Company's success to date has depended in large part on the skills and efforts of Alfred
C. Angelone, the Company's Chairman and Chief Executive Officer. The loss of Mr. Angelone's services could have a material adverse effect on the Company. In addition, the Company's ability to provide services to its customers depends in large part on its ability to attract, train and retain qualified personnel. No assurance can be given that the Company will be able to attract, train and retain such personnel.

         SIGNIFICANT CONTROL BY PRINCIPAL STOCKHOLDERS. As of the date of this Prospectus, Alfred C. Angelone, the Company's Chairman and Chief Executive Officer, and Christopher J. Crane, beneficially own or control an aggregate of 1,307,226 shares of Common Stock, representing approximately 32.8% of the total voting power of the Common Stock. As a result, they will be able to significantly influence and probably control all matters requiring approval by the stockholders of the Company, including the election of directors. As a result, potential acquirors may be discouraged from seeking to acquire control of the Company through the purchase of Common Stock, which could have a depressive effect on the price of the Company's securities.

         LIEN ON SUBSTANTIALLY ALL OF THE COMPANY'S ASSETS; RESTRICTIONS OF BANK DEBT. The Company has significant outstanding indebtedness and substantially all of the Company's assets have been pledged to secure its current bank debt. In addition, the terms of the loan agreements relating to the Company's bank debt require the Company to maintain certain financial ratios and restrict certain activities of the Company without the lenders' prior written consent. The failure to repay this indebtedness or to comply with the terms of the loan agreements would have a materially adverse effect on the Company's operations.

         PATENTS AND PROPRIETARY TECHNOLOGY. The Company relies primarily upon unpatented proprietary know-how, and does not believe that patents are material to the Company's business. There can be no assurance that others will not develop substantially equivalent proprietary information or otherwise obtain access to the Company's know-how, or that others may not hold or obtain rights which require licensing by the Company for the pursuit of its business.

         POTENTIAL ISSUANCE OF ADDITIONAL SHARES. The Company has authorized 6,000,000 shares of Common Stock, of which 3,854,118 shares of Common Stock are issued and outstanding plus 129,799 shares of Common Stock held as treasury stock. The Company's Board of Directors has authority, without action or vote of the stockholders, to issue all or part of the authorized but unissued shares. Also, there are a total of 1,051,452 shares of Common Stock which may be issued pursuant to exercise of stock options granted under the Stock Option Plans. Any such issuance will dilute the percentage ownership interest of stockholders and may further dilute the book value of the Common Stock. In addition, the Company is authorized to issue up to 1,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"), none of which is currently outstanding. The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions. The issuance of any Preferred Stock could adversely affect the rights of the holders of Common Stock, and therefore reduce the value of the Common Stock. In particular, specific rights granted to future holders of Preferred Stock could be used to restrict the Company's ability to merge with or sell its assets to a third party, thereby preserving control of the Company by its then owners.

         POSSIBLE LACK OF PUBLIC MARKET AND MARKET ILLIQUIDITY. Although the Common Stock is quoted on NSCM, no assurance can be given that an active market in such securities will be sustained.

         POSSIBLE DELISTING OF SECURITIES FROM NSCM MARKET. Although the Company's Common Stock meets the current NSCM listing requirements and is included on the NSCM, for continued inclusion on NSCM (i) the Company will have to maintain at least $2,000,000 in net tangible assets, (ii) the minimum bid price of the Common Stock will have to be $1.00 per share, unless the Company has a public float of at least $1,000,000 and stockholders' equity of at least $2,000,000, (iii) at least 100,000 shares of Common Stock must be publicly held with a market value of at least $200,000,
(iv) the Common Stock will have to have at least two active market makers, and
(v) the Common Stock will have to be held by at least 300 holders. If the Company is unable to satisfy NSCM's maintenance requirements, its securities may be delisted from NSCM. In such event, trading if any, in the Common Stock would thereafter be conducted in the over-the-counter markets in the so-called "pink sheets" or the NASD's "Electronic Bulletin Board." Consequently, the liquidity of the Company's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of the transactions, reductions in security analysts' and the news media's coverage of the Company, and lower prices for the Company's securities than might otherwise be attained.

         Additionally, if the Company's securities were to be delisted from NSCM, they could become subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worths in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may adversely affect the ability of broker-dealers to sell the Company's securities and may adversely affect the ability of purchasers to sell any of the securities acquired hereby in the secondary market.

         NO DIVIDENDS. The Company has not paid dividends to its stockholders since its inception and does not plan to pay dividends in the foreseeable future. In addition, the terms of a loan agreement relating to a portion of the Company's bank debt prohibit the payment of dividends without the lender's prior written consent. The Company intends to reinvest earnings, if any, in the development and expansion of its business.

         LIMITATION ON OFFICERS' AND DIRECTORS' LIABILITIES UNDER DELAWARE LAW. Pursuant to the Company's Certificate of Incorporation, as amended, as authorized under applicable Delaware law, directors of the Company are not liable for monetary damages for breach of fiduciary duty, except in connection with a breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or for any transaction in which a director has derived an improper personal benefit. In addition, the Company's bylaws provide that the Company must indemnify its officers and directors to the fullest extent permitted by Delaware law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors of the Company.

                                 USE OF PROCEEDS

         The Company will not receive any part of the proceeds of any sale or transactions made by the Selling Stockholders. The Company will receive the proceeds from the exercise of any options exercised pursuant to the Stock Option Plans. Any proceeds received by the Company will be used by the Company for general working capital purposes.

                              SELLING STOCKHOLDERS

         The following table sets forth, as of September 25, 1996, the name of certain Selling Stockholders, the nature of his position, office, or other material relationship with the Company within the past three years; the number of shares subject to stock options granted to certain of the Selling
Stockholders which may be sold pursuant to this offering; and the number of shares of Common Stock owned by them other than by means of stock options represented by those shares. Some Selling Stockholders may be restricted in the number and amount of shares of Common Stock they may sell and by the timing of such sales. Certain persons not named below who are not affiliates of the Company and who hold less than 1,000 shares of Common Stock acquired through the exercise of stock options issued under one of the Stock Option Plans may reoffer and resell their Common Stock under this Prospectus and the Registration
Statement of which this Prospectus is a part, and are considered to be Selling
Stockholders.

                                    Common
                                    Stock                           Common Stock    Percentage of
                                    Beneficially     Common         Beneficially    Class Beneficially
                                    Owned            Stock          Owned After     Owned After
Name and Relationship               Prior to         Being          Completion of   Completion of
of Selling Stockholders             Offering         Offered        Offering        Offering
- -----------------------             ------------     -------        -------------   ------------------

Alfred C. Angelone(1)(2)              916,629        275,000           641,629            16.1%
Christopher J. Crane(1)(3)            910,597        245,000           665,597            16.7%
Terrence C. McCarthy(4)                 7,087          7,073                14               *
William Kulok(5)                       20,000         20,000                 0               *
James P. O'Halloran(6)                 27,000         25,000             2,000               *
Gordon J. Rollert(7)                   31,785         20,000            11,785               *
Wayne C. Croswell(8)                    5,586          5,586                 0               *
Robert Fabrizio(9)                      2,000          2,000                 0               *
Eugene F. Mehr, Jr. (10)               14,527         14,527                 0               *
Katpady U. Shenoy(11)                   3,280          3,280                 0               *
Eli Szklanka(12)                       37,936         20,000            17,936               *

- --------------------

*Less than one percent (1%).

(1) Includes 24,535 shares of Common Stock owned by ASA Investment Partnership, of which Messrs. Angelone and Crane are general partners.

(2) Includes 275,000 shares of Common Stock underlying unexercised stock options held by Mr. Angelone. Mr. Angelone is Chairman and Chief Executive Officer of the Company.

(3) Includes 245,000 shares of Common Stock underlying unexercised stock options held by Mr. Crane. Mr. Crane is the President of the Company.

(4) Includes 7,073 shares of Common Stock underlying unexercised stock options held by Mr. McCarthy. Mr. McCarthy is a Vice President and Controller of the Company.

(5) Includes 20,000 shares of Common Stock underlying unexercised stock options held by Mr. Kulok. Mr. Kulok is a director of the Company.

(6) Includes 25,000 shares of Common Stock underlying unexercised stock options held by Mr. O'Halloran. Mr. O'Halloran is a director of the Company.

(7) Includes 20,000 shares of Common Stock underlying unexercised stock options held by Mr. Rollert. Mr. Rollert is a director of the Company.

(8) Includes 5,586 shares of Common Stock underlying unexercised stock options held by Mr. Croswell. Mr. Croswell is an employee of the Company.

(9) Includes 2,000 shares of Common Stock acquired upon the exercise of stock options held by Mr. Fabrizio. Mr. Fabrizio is an employee of the Company.

(10) Includes 14,500 shares of Common Stock acquired upon the exercise of stock options by Mr. Mehr. Mr. Mehr is an employee of the Company.

(11) Includes 2,000 shares of Common Stock acquired upon the exercise of stock options by Mr. Shenoy. Mr. Shenoy is an employee of the Company.

(12) Includes 20,000 shares of Common Stock acquired upon the exercise of stock options by Mr. Szklanka. Mr. Szklanka is a former Vice President of the Company.

                              PLAN OF DISTRIBUTION

         The Shares are being registered to permit public secondary trading of the Shares from time to time by the Selling Stockholders. The Shares being offered hereby were issued, or will be issued, by the Company as a result of participation by the Selling Stockholders in the Company's Stock Option Plans. Such securities are being registered at the expense of the Company, exclusive of fees and expenses of the Selling Stockholders' attorneys or other representatives and selling or brokerage commissions, if any, as the result of the sale of the Shares.

         The Selling Stockholders are not restricted as to the price or prices at which they may sell the Shares and sales of the Shares at less than the market price may depress the market price of the Common Stock. It is anticipated that the sale of the Shares, when made, will be made through customary channels either through broker-dealers acting as agents or brokers for the seller, or through broker-dealers acting as principals, who may then resell the Shares in the over-the-counter market, or at private sales in the over-the-counter market or otherwise, at negotiated prices related to prevailing market prices at the time of the sales, or by a combination of such methods. Thus, the sale of such Shares by the Selling Stockholders may occur over an extended period of time. The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, market, or otherwise at prices related to the then current market price or in negotiated transactions.

         The Shares may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. The Shares may be sold by the Selling Stockholders in one or more transactions on NSCM, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with such sales. The Company will not receive any proceeds from any sales of the Common Stock by the Selling Stockholders.

         In offering the Shares, the Selling Stockholders and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Stockholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions. In addition, any shares covered by this

Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

         The Company has advised the Selling Stockholders that during such time as they may be engaged in a distribution of the Shares they are required to comply with Rules 10b-6 and 10b-7 under the Exchange Act (as those Rules are described in more detail below) and, in connection therewith, that they may not engage in any stabilization activity, except as permitted under the Exchange Act, are required to furnish each broker-dealer through which Common Stock included herein may be offered copies of this Prospectus, and may not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities except as permitted under the Exchange Act.

         Rule 10b-6 under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 10b-7 governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.


                               RECENT DEVELOPMENTS

         No material changes in the Company's affairs have occurred since the end of Fiscal 1995, which have not been described in a report on an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K filed by the Company under the Exchange Act.

                                 INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which is deemed illegal or obtaining an improper personal benefit. The Company's Certificate of Incorporation includes the following language:

                  To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, a director shall not be liable to the Corporation or its stockholders, for monetary damages for breach of fiduciary duty as a director, except with respect to (a) any breach of the director's duty of loyalty to the corporation or its stockholders,
         (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) the provisions of Section 174 of Title 8, or (d) any transaction from which the director derived an improper personal benefit.

         Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the Company, and, with respect to any criminal action, had reasonable cause to believe his conduct was lawful. The Bylaws of the Company include the following provision:

                  Reference is made to Section 145 and any other relevant provisions of the General Corporation Law of the State of Delaware. Particular reference is made to the class of persons, hereinafter called "Indemnitees," who may be indemnified by a Delaware corporation pursuant to the provisions of such Section 145, namely, any person, or the heirs, executors, or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The Corporation may indemnify the Indemnitees, and each of them, in each and every situation where the Corporation is permitted to make such indemnification pursuant to the aforesaid statutory provisions. The Corporation may indemnify the Indemnitees, and each of them, in each and every situation where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that, before making such indemnification, with respect to any situation covered under this sentence, (i) the Corporation shall promptly make or cause to be made, by any of the methods referred to in Subsection (d) of such Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, and (ii) that no such indemnification shall be made unless it is determined that such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

================================================================================

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER A SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE CIRCUMSTANCES OF THE COMPANY OR THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.

                                   -----------

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

Available Information ...................................................    3
Information Required in the Section 10(a) Prospectus ....................    4
Incorporation of Documents by Reference .................................    5
The Company .............................................................    6
Risk Factors ............................................................    8
Use of Proceeds .........................................................   11
Selling Stockholders ....................................................   11
Plan of Distribution ....................................................   13
Recent Developments .....................................................   14
Indemnification .........................................................   14

                                   -----------

================================================================================

                                1,191,477 SHARES
                                OF COMMON STOCK,
                            $.01 PAR VALUE PER SHARE




                             ASA INTERNATIONAL LTD.



                                   -----------

                                   PROSPECTUS

                                   -----------





                               September 27, 1996

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which is deemed illegal or obtaining an improper personal benefit. The Company's Certificate of Incorporation includes the following language:

                  To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, a director shall not be liable to the Corporation or its stockholders, for monetary damages for breach of fiduciary duty as a director, except with respect to (a) any breach of the director's duty of loyalty to the corporation or its stockholders,
         (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) the provisions of Section 174 of Title 8, or (d) any transaction from which the director derived an improper personal benefit.

         Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the Company, and, with respect to any criminal action, had reasonable cause to believe his conduct was lawful. The Bylaws of the Company include the following provision:

                  Reference is made to Section 145 and any other relevant provisions of the General Corporation Law of the State of Delaware. Particular reference is made to the class of persons, hereinafter called "Indemnitees," who may be indemnified by a Delaware corporation pursuant to the provisions of such Section 145, namely, any person, or the heirs, executors, or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The Corporation may indemnify the Indemnitees, and each of them, in each and every situation where the Corporation is permitted to make such indemnification pursuant to the aforesaid statutory provisions. The Corporation may indemnify the Indemnitees, and each of them, in each and every situation where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that, before making such indemnification, with respect to any situation covered under this sentence, (i) the Corporation shall promptly make or cause to be made, by any of the methods referred to in Subsection (d) of such Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, and (ii) that no such indemnification shall be made unless it is determined that such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

         With respect to restricted securities (the "Reoffer Securities") to be reoffered or resold pursuant to this Registration Statement and the accompanying Prospectus, the Company states that all Reoffer Securities were acquired under an exemption from registration pursuant to Section 4(2) of the Securities Act, and that no general solicitation, advertising, or offer to the general public was made with respect to the Reoffer Securities.

ITEM 8.  EXHIBITS.
         --------

         (a) The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

         Exhibit
            No.               Description
         -------              -----------

           4a        1986 Stock Option Plan.

           4b        1988 Stock Option Plan.

           4c        1993 Stock Option Plan.

           4d        1995 Stock Option Plan.

           4e        Certificate of Incorporation.

           4f        Bylaws.

            5 Opinion Letter of O'Connor, Broude & Aronson as to legality of shares being registered.

           23a Consent of O'Connor, Broude & Aronson (contained in Opinion filed as Exhibit 5).

           23b       Consent of BDO Seidman, LLP

ITEM 9.  UNDERTAKINGS.
         ------------

         (a)      The undersigned registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement;

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual reports pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Framingham, Commonwealth of Massachusetts on this 27th day of September, 1996.

                                             ASA INTERNATIONAL LTD.



                                             By:/s/ Alfred C. Angelone
                                                --------------------------------
                                                Alfred C. Angelone

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                                          Capacity                        Date
- ----                                          --------                        ----

/s/ Alfred C. Angelone              Chairman of the Board              September 27, 1996
- ---------------------------------   and Chief Executive Officer
Alfred C. Angelone                  (principal executive
                                    officer)

/s/ Christopher J. Crane            President and Director             September 27, 1996
- ---------------------------------
Christopher J. Crane

/s/ Terrence C. McCarthy            Controller                         September 27, 1996
- ---------------------------------   (principal financial and
Terrence C. McCarthy                accounting officer)

/s/ William A. Kulok                Director                           September 27, 1996
- ---------------------------------
William A. Kulok

/s/ James P. O'Halloran             Director                           September 27, 1996
- ---------------------------------
James P. O'Halloran

/s/ Gordon J. Rollert               Director                           September 27, 1996
- ---------------------------------
Gordon J. Rollert

                                  EXHIBIT INDEX
                                  -------------

 Exhibit                                                   Sequentially Numbered
   No.           Description                                  Page Number
 -------         -----------                               ---------------------

   4a    1986 Stock Option Plan

   4b    1988 Stock Option Plan.

   4c    1993 Stock Option Plan

   4d    1995 Stock Option Plan

   4e    Certificate of Incorporation.

   4f    Bylaws.

   5     Opinion Letter of O'Connor, Broude &
         Aronson as to legality of shares being registered

  23a    Consent of O'Connor, Broude & Aronson
         (contained in Opinion filed as Exhibit No. 5)

  23b    Consent of BDO Seidman, LLP